EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of The Pennant Group, Inc., dated as of August 7, 2025 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

August 7, 2025 Date

8 Knots Management, LLC

By:	/s/ Scott Green
Scott Green, Managing Member

8 Knots Fund, LP

By:	/s/ 8 Knots GP, LP
8 Knots GP, LP, General Partner

By:	/s/ Scott Green
Scott Green, President

8 Knots Fund II, LP

By:	/s/ 8 Knots GP, LP
8 Knots GP, LP, General Partner

By:	/s/ Scott Green
Scott Green, President

8 Knots GP, LP

By:	/s/ Scott Green
Scott Green, President

Scott Green

By:	/s/ Scott Green
Scott Green